Exhibit 99.2

AB InBev and Tilray Announce

Research Partnership Focused on Non-Alcohol THC and CBD Beverages

New Partnership to Focus on Research that will Guide Responsible Innovation

TORONTO, CANADA – December 19, 2018 – Today, AB InBev, the world’s leading brewer, and Tilray, a global pioneer in cannabis production and distribution, announced a partnership to research non-alcohol beverages containing tetrahydrocannabinol (THC) and cannabidiol (CBD). The partnership is limited to Canada and decisions regarding the commercialization of the beverages will be made in the future.

The research partnership combines AB InBev’s deep experience in beverages with Tilray’s expertise in cannabis products. AB InBev’s participation will be through its subsidiary Labatt Breweries of Canada, one of the country’s founding businesses and its leading brewery, and Tilray’s participation will be through its Canadian adult-use cannabis subsidiary High Park Company, which develops, sells, and distributes a portfolio of socially responsible cannabis brands and products in Canada. Each company intends to invest up to $50 million USD, for a total of up to $100 million USD.

“Labatt is committed to staying ahead of emerging consumer trends. As consumers in Canada explore THC and CBD-infused products, our innovative drive is matched only by our commitment to the highest standards of product quality and responsible marketing. We intend to develop a deeper understanding of non-alcohol beverages containing THC and CBD that will guide future decisions about potential commercial opportunities,” said Kyle Norrington, President, Labatt Breweries of Canada. “We look forward to learning more about these beverages and this category in the months ahead.”

“We are delighted to be joining forces with a world-leading beverage company, AB InBev, to research how to create enjoyable cannabis beverage products. Tilray and AB InBev share a commitment to responsible product development and marketing, and we look forward to beginning our work on this important partnership as Tilray continues to pioneer the development of a professional, transparent, and well-regulated cannabis industry,” said Brendan Kennedy, CEO of Tilray.

With strong track records of responsible product development and marketing in their respective industries, AB InBev and Tilray believe that the legal market for THC and CBD beverages will only thrive if the industry embraces appropriate regulation of adult-use cannabis, including responsible production, marketing, sale and consumption.

About AB InBev

AB InBev is a publicly traded company (Euronext: ABI) based in Leuven, Belgium, with secondary listings on the Mexico (MEXBOL: ANB) and South Africa (JSE: ANH) stock exchanges and with American Depositary Receipts on the New York Stock Exchange (NYSE: BUD). Our Dream is to bring people together for a better world. Beer, the original social network, has been bringing people together for thousands of years. We are committed to building great brands that stand the test of time and to brewing the best beers using the finest natural ingredients. Our diverse portfolio of well over 500 beer brands includes global brands Budweiser®, Corona® and Stella Artois®; multi-country brands Beck’s®, Castle®, Castle Lite®, Hoegaarden® and Leffe®; and local champions such as Aguila®, Antarctica®, Bud Light®, Brahma®, Cass®, Cristal®, Harbin®, Jupiler®, Michelob Ultra®, Modelo Especial®, Quilmes®, Victoria®, Sedrin®, and Skol®. Our brewing heritage dates back more than 600 years, spanning continents and generations. From our European roots at the Den Hoorn brewery in Leuven, Belgium. To the pioneering spirit of the Anheuser & Co brewery in St. Louis, US. To the creation of the Castle Brewery in South Africa during the Johannesburg gold rush. To Bohemia, the first brewery in Brazil. Geographically diversified with a balanced exposure to developed and developing markets, we leverage the collective strengths of approximately 180,000 employees based in nearly 50 countries worldwide. For 2017, AB InBev’s reported revenue was 56.4 billion USD (excluding JVs and associates).

About Labatt Breweries of Canada

Established by John Kinder Labatt in London, Ontario in 1847, Labatt Breweries is one of Canada’s founding businesses and its leading brewer. The company today has more than 3,400 employees, six breweries, three stand-alone craft brewers, and a portfolio of 60 quality beers, including Budweiser, Alexander Keith’s, Labatt Blue, Kokanee, Stella Artois and Corona. Brands also include ready-to-drink beverages such as Palm Bay and Mike’s Hard Lemonade. As part of the AB InBev family, Labatt is committed to Bringing People Together for a Better World, making a positive contribution through multiple programs that support its communities, promote responsible drinking and protect the environment.

About Tilray®

Tilray (NASDAQ:TLRY) is a global pioneer in the research, cultivation, production and distribution of cannabis and cannabinoids currently serving tens of thousands of patients in twelve countries spanning five continents.

About High Park Company

Based in Toronto and led by a team with deep experience in cannabis and global consumer brands, High Park was established to develop, sell, and distribute a broad-based portfolio of world-class cannabis brands and products in Canada, the first G-7 nation to legalize, regulate and tax for responsible adult consumption.

LABATT / AB INBEV / TILRAY CONTACTS

Media	Investors

Tamar Nersesian Tel: +1 416 361 5247 Email: tamar.nersesian@labatt.com	Lauren Abbott Tel: +1 212 573 9287 E-mail: lauren.abbott@ab-inbev.com

Aimee Baxter Tel: +1 718 650 4003 E-mail: aimee.baxter@ab-inbev.com	Mariusz Jamka Tel: +32 16 276 888 E-mail: mariusz.jamka@ab-inbev.com

Chrissy Roebuck Tel: +1 833 206 8161 E-mail: news@tilray.com	Jency John Tel: +1 646 746 9673 E-mail: jency.john@ab-inbev.com

Katie Turner (Tilray) Tel: +1 646 277 1228 E-mail : katie.turner@icrinc.com

Cautionary Note Regarding Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws, or collectively, forward-looking statements. Forward-looking statements in this press release may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions and include statements relating to the —AB Inbev and Tilray partnership, the potential investment of each party and the possibility of commercialization at some point in the future. Forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions, the current and future regulatory environment and future approvals and permits. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements in this press release, and, accordingly, you should not place undue reliance on any such forward-looking statements and they are not guarantees of future results. Forward-looking statements involve significant risks, assumptions, uncertainties and other factors that may cause actual future results or anticipated events to differ materially from those expressed or implied in any forward-looking statements. Please see the heading “Risk Factors” in Tilray’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission and Canadian securities regulators on November 14, 2018, and the risks and uncertainties related to AB InBev described under Item 3.D of AB InBev’s Annual Report on Form 20-F filed with the Securities and Exchange Commission on March 19, 2018, for a discussion of the material risk factors that could cause actual results to differ materially from the forward-looking information. Tilray and AB InBev do not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

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